Exhibit 99.1

The LGL Group, Inc. to Host an Investor Conference Call on Tuesday,
November 13, 2012, at 10:00 a.m. ET to Discuss 2012 Earnings Results

Earnings results to be published on Monday, November 12th

ORLANDO, FL, October 31, 2012 – The LGL Group, Inc. (NYSE Amex: LGL) (the "Company"), announced that management will hold an investor conference call on Tuesday, November 13, 2012 at 10:00 a.m. ET.  The purpose of the call is to discuss the Company's third quarter and year-to-date 2012 earnings results, current business activities and strategy.  A detailed announcement covering the Company's Q3 earnings will be issued after market close on Monday, November 12, 2012.

Presentation materials will be available on the LGL website: www.lglgroup.com.

Participants are invited to "attend" the online meeting using Conferencing Center LIVE; or access the conference call at (800) 895-0198 for domestic callers and (785) 424-1053 for international callers.  The participant code is LGLIR1113.

To attend the event, participants are asked to click on the following link: Join the meeting.  Participants may also copy and paste the following information into their web browser: https://www.livemeeting.com/cc/conferencingevent/join.

The meeting ID is: LGLIR1113; the entry code is: ATTEND.

About The LGL Group, Inc.

The LGL Group, Inc., through its wholly-owned subsidiary MtronPTI, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits.  These devices are used extensively in electronic systems for military applications, avionics, earth-orbiting satellites, medical devices, instrumentation, industrial devices and global positioning systems.  They are also used in infrastructure equipment for the telecommunications and network equipment industries.  The Company has operations in Orlando, Florida, Yankton, South Dakota and Noida, India, and sales offices in Hong Kong and Shanghai, China.

For more information on the Company and its products and services, contact LaDuane Clifton at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit the Company's Web site: www.lglgroup.com.

Caution Concerning Forward Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in The LGL Group's filings with the U.S. Securities and Exchange Commission.

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Contact

R. LaDuane Clifton
The LGL Group, Inc.
lclifton@lglgroup.com
(407) 298-2000